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                                                                      EXHIBIT 17

                         SUBSIDIARIES OF THE REGISTRANTS


Subsidiaries of Plastipak Holdings, Inc.:

Plastipak Packaging, Inc.
Whiteline Express, Ltd.
Clean Tech, Inc.
TABB Realty, LLC
Plastipak Packaging do Brasil, Ltda.



Subsidiary of Plastipak Packaging, Inc.:

Plastipak Packaging do Brasil, Ltda.



Subsidiaries of Plastipak Packaging do Brasil, Ltda.:

Plastipak Packaging da Amazonia, Ltda.
Plastipak Packaging da Argentina, Ltda.